Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,391,144)
Unrealized Gain (Loss) on Market Value of Futures	(255,479)
Dividend Income	2,753
Interest Income	9,552
ETF Transaction Fees	2,798
Total Income (Loss)	$(5,631,520)

Expenses
Sponsor Management Fees	$10,344
Brokerage Commissions	11,279
Total Expenses	$21,623
Net Income (Loss)	$(5,653,143)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$11,128,409
Additions (550,000 Shares)	10,349,330
Net Income (Loss)	(5,653,143)

Net Asset Value End of Month	$15,824,596
Net Asset Value Per Share (1,000,040 Shares)	$15.82

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$684,316
Unrealized Gain (Loss) on Market Value of Futures	(151,409)
Dividend Income	530
Interest Income	2,033
Total Income (Loss)	$535,470

Expenses
Sponsor Management Fees	$2,339
Brokerage Commissions	2,703
Total Expenses	$5,042
Net Income (Loss)	$530,428

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$2,689,229
Net Income (Loss)	530,428

Net Asset Value End of Month	$3,219,657
Net Asset Value Per Share (250,040 Shares)	$12.88

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,706,828)
Unrealized Gain (Loss) on Market Value of Futures	(406,888)
Dividend Income	3,283
Interest Income	11,585
ETF Transaction Fees	2,798
Total Income (Loss)	$(5,096,050)

Expenses
Sponsor Management Fees	$12,683
Brokerage Commissions	13,982
Total Expenses	$26,665
Net Income (Loss)	$(5,122,715)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$13,817,638
Additions (550,000 Shares)	10,349,330
Net Income (Loss)	(5,122,715)

Net Asset Value End of Month	$19,044,253

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596